Exhibit 99.1

March 21, 2024

Mr. Roger Wurtele

Next Bridge Hydrocarbons Inc.

5700 W. Plano Parkway #3600

Plano, TX 75093

Dear Mr. Wurtele,

At your request PeTech Enterprises, Inc. ("PEI") has prepared an estimate of certain hydrocarbon reserves owned by Torchlight Energy Resources, Inc. ("TER") in the Hazel Project in the State of Texas as of January 1, 2024. This evaluation was completed by March 13, 2024.

These e stimates include only Proved and Producing reserves and were prepared following the United States Securities and Exchange Commission ("SEC") guidelines rule 4-10 Regulation S-X for evaluating and reporting oil and gas reserves. Rule 4-10 defines reserves as "... those quantities of oil and gas, which by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations before the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for estimation.

Reserves which can be produced through the application of improved recovery techniques Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12 months before the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first day-of-the-month price for each month with in such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions. Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for completion. A complete ruling is available on the SEC website.

Acceptable evaluation geological, engineering, and accounting (cost, taxes, etc.) practice principles were utilized to reach the results of this evaluation. Results were based on historical oil production information, geological maps, logs, and offsetting lease analogs. The evaluation is based on information provided by or through Torch Light Energy, Inc. Data such as production rates, lease operating costs, ownership interests, and projections for future activities were relied on to be true. In all cases, PEI has reviewed the data to ensure reasonable values, consistency, and dependability.

OPERATIONS

TEXAS

The Hazel project is located in Sterling and Tom Green counties, TX. The company drilled five wells of which the Flying "B" Ranch #3H and #4H are reporting as producing. Flying "B" Ranch #4H was drilled but was shut-in prior to the time of this report. Production is from the Wolfcamp formation. The properties are operated by Maverick Operating, LLC. The company converted the #7 well to be used for saltwater disposal. The current operating expenses reflect the reported expenses for #3H, #4H and #7 wells. Initial gross oil production reached 8,319 bbl per month and 31,613 bbl per month of water. During October-, 2023 gross oil production was 1,392 barrels. The two wells are now producing natural gas at approximately 850 Mcf per month. It is anticipated that the producing #3H and #4H well will reach an ultimate gross oil recovery of 267 MB, and have remaining recovery estimate of 129 MB. As a result of the production from #4H, the estimated ultimate gross recovery was increased by 108 MB.

PRODUCTS PRICE

The average oil and gas prices of $76/B and $2/Mcf were held constant for the life of the production.

OPERATING EXPENSES and CAPITAL COSTS      Reoccurring lease operating expenses were provided by the company and accepted when they seemed reasonable for the type of operation and area. Total gross lease operating expenses of $3,000 per month were held constant throughout the life of the reserve.

TAXES

Production and advalorem taxes were based on the Texas regulatory rates, and actual paid.

Hedge values or debt was not considered in the initial evaluation. Payment consideration was added as shown below.

Note that oil and gas reserves, as well as gross and net revenues, are ESTIMATES that may change as additional production and other technical data become available or due to prices changes. All estimates are subject to change due to the inherent uncertainty in the application of judgmental factors as well as the regulatory environment.

PEI did not physically visit the field, PEI accepted as true all ownership interests. PEI has not evaluated any potential environmental liability. PEI does not own an economic interest in any of the company's assets.

As of January 1, 2024 (Prior to reimbursement)

	PROVED DEVELOPED PRODUCING		PROVED UNDEVELOPED
	OIL, MB	GAS MMcf	OIL,MB	GAS, MMcf
GROSS ULTIMATE RESERVES GROSS REMAINING RESERVES NET REMAINING RESERVES	266.5 129.2 77.5	93.6 77.1 46.3	NA NA NA	NA NA NA

Year Ending	Gross Oil	Net Oil	Net Gas	Net NGL	Oil Price	Gas Price	Oil& Gas	Costs Net	Taxes Net	Non Disc. CF Annual	Masterson payment
	(Mbbl)	(Mbbl)	(MMcf)	(Mgal)	($/bbl)	($/Mcf)	Rev.	(M$)	(M$)	(M$)	m$
							Net				BALANCE
							(M$)

											3,364.82

12/2024	13.40	8.04	3.98	0.00	76.00	2.00	618.92	28.80	43.47	546.65	2,818.17

12/2025	10.78	6.47	3.36	0.00	76.00	2.00	498.27	28.80	35.01	434.46	2,383.71

12/2026	9.10	5.46	2.93	0.00	76.00	2.00	420.63	28.80	29.56	362.27	2,021.44

12/2027	7.90	4.74	2.59	0.00	76.00	2.00	365.56	28.80	25.69	311.07	1,710.37

12/2028	7.03	4.22	2.34	0.00	76.00	2.00	325.16	28.80	22.85	273.50	1,436.86

12/2029	6.31	3.79	2.11	0.00	76.00	2.00	292.10	28.80	20.53	242.77	1,194.09

12/2030	5.76	3.45	1.94	0.00	76.00	2.00	266.31	28.80	18.72	218.79	975.30

12/2031	5.30	3.18	1.79	0.00	76.00	2.00	245.11	28.80	17.23	199.08	776.23

12/2032	4.92	2.95	1.66	0.00	76.00	2.00	227.90	28.80	16.02	183.08	593.15

12/2033	4.57	2.74	1.55	0.00	76.00	2.00	211.70	28.80	14.88	168.02	425.12

12/2034	4.27	2.56	1.45	0.00	76.00	2.00	197.80	28.80	13.90	155.09	270.03

12/2035	4.00	2.40	1.36	0.00	76.00	2.00	185.26	28.80	13.02	143.44	126.59

12/2036	3.77	2.26	1.29	0.00	76.00	2.00	174.36	28.80	12.26	133.30	-6.71

Rem.	11.24	6.75	6.98	0.00	76.00	2.00	526.67	264.00	37.20	225.47

Total	129.21	77.53	46.28	0.00	76.00	2.00	5,984.76	984.00	420.79	4,579.97

The company has incurred payment obligations based on the net revenue of the Hazel Project. As of December 31, 2023, this obligation was $3,364,823.35. The Table above shows the cash flow post payment obligations. The Table projects that this obligation will be fully paid in the year 2036.

This report is followed by a detailed cash flow, followed by a production plot.

-Qualifications of the evaluator are attached.

Submitted,

/s/ Amiel David

Amiel David, Ph.D., P.E. #50970

For PeTech Enterprises, Inc. Registration# F-15360

Date: 3/13/2024 12:52:45 PM	ECONOMIC SUMMARY PROJECTION	Grand Total

Case Type:	Summary Case		Report Date:	1/1/2024
Scenario:	TORCH0324		Discount Date:	1/1/2024
			Discount Rate:	10.00%

Cum Oil (Mbbl) :		137.28
Cum Gas (MMcf) :		16.42

Year	Gross Oil	Gross Gas	Net Oil	Net Gas	Oil Price	Gas Price	Oil Revenue	Gas Revenue	Misc. Revenue
Ending	(Mbbl)	(MMcf)	(Mbbl)	(MMcf)	($/bbl)	($/Mcf)	(M$)	(M$)	(M$)
12/2024	13.40	6.63	8.04	3.98	76.00	2.00	610.96	7.96	0.00
12/2025	10.78	5.61	6.47	3.36	76.00	2.00	491.54	6.73	0.00
12/2026	9.10	4.88	5.46	2.93	76.00	2.00	414.77	5.86	0.00
12/2027	7.90	4.32	4.74	1.59	76.00	2.00	360.37	5.19	0.00
12/2028	7.03	3.89	4.22	2.34	76.00	2.00	320.49	4.67	0.00
12/2029	6.31	3.52	3.79	2.11	76.00	2.00	287.87	4.23	0.00
12/2030	5.76	3.23	3.45	1.94	76.00	2.00	262.43	3.87	0.00
12/2031	5.30	2.98	3.18	1.79	76.00	2.00	241.53	3.57	0.00
12/2032	4.92	2.77	2.95	1.66	76.00	2.00	224.57	3.32	0.00
12/2033	4.57	2.58	2.74	1.55	76.00	2.00	208.61	3.09	0.00
12/2034	4.27	2.42	2.56	1.45	76.00	2.00	194.90	2.90	0.00
12/2035	4.00	2.27	2.40	1.36	76.00	2.00	182.53	2.73	0.00
12/2036	3.77	2.15	2.26	1.29	76.00	2.00	171.77	2.58	0.00
12/2037	3.53	2.03	2.12	1.22	76.00	2.00	160.99	2.44	0.00
12/2038	3.32	1.93	1.99	1.16	76.66	2.00	151.34	2.32	0.00
Rem.	35.25	25.92	21.15	15.55	76.66	2.00	1,607.51	31.11	0.00
Total	129.21	77.14	77.53	46.28	76.00	2.00	5,892.19	92.57	0.00
Ult	266.50	93.57

	Total	Net Tax	Net Tax	Net	Net	Net	Misc.	Net	Annual	Cum Disc.
Year	Wells	Production	Local	Investment	Fixed Costs	Well Costs	Costs	Profits	Cash Flow	Cash Flow
Ending		(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)
12/2024	2.00	28.72	14.76	0.00	28.80	0.00	0.00	0.00	546.65	520.33
12/2025	2.00	23.13	11.88	0.00	28.80	0.00	0.00	0.00	434.46	896.09
12/2026	2.00	19.53	10.03	0.00	28.80	0.00	0.00	0.00	362.27	1,180.87
12/2027	2.00	16.97	8.71	0.00	28.80	0.00	0.00	0.00	311.07	1,403.14
12/2028	2.00	15.10	7.75	0.00	28.80	0.00	0.00	0.00	273.50	1,580.77
12/2029	2.00	13.57	6.96	0.00	28.80	0.00	0.00	0.00	242.77	1,724.07
12/2030	2.00	12.37	6.35	0.00	28.80	0.00	0.00	0.00	218.79	1,841.48
12/2031	2.00	11.38	5.84	0.00	28.80	0.00	0.00	0.00	199.08	1,938.60
12/2032	2.00	10.59	5.43	0.00	28.80	0.00	0.00	0.00	183.08	2,019.79
12/2033	2.00	9.83	5.05	0.00	28.80	0.00	0.00	0.00	168.02	2,087.51
12/2034	2.00	9.19	4.72	0.00	28.80	0.00	0.00	0.00	155.09	2,144.35
12/2035	2.00	8.61	4.42	0.00	28.80	0.00	0.00	0.00	143.44	2,192.14
12/2036	2.00	8.10	4.16	0.00	28.80	0.00	0.00	0.00	133.30	2,232.51
12/2037	2.00	7.59	3.90	0.00	28.80	0.00	0.00	0.00	123.14	2,266.41
12/2038	2.00	7.14	3.66	0.00	28.80	0.00	0.00	0.00	114.05	2,294.96

Rem.		76.32	39.06	0.00	552.00	0.00	0.00	0.00	971.24	136.76
Total		273.13	142.67	0.00	984.00	0.00	0.00	0.00	4,579.97	2,431.72

								Present Worth Profile (M$)
								PW	9.00%:	2,546.51
								PW	10.00%:	2,431.72
								PW	12.00%:	2,234.05
				ROInvestment (disc/undisc):		- / -		PW	15.00%:	1,998.10
				Years to Payout		-		PW	20.00%	1,711.70
				Internal ROR (%):		>1000%		PW	30.00%	1,355.56
								TRC Eco Detailed Page 1

Date: 3/13/2024 12:52:45 PM	ECONOMIC PROJECTION
		Report Date:	1/1/2024	Case:	FLYING B RANCH 3H
Case Type:	Standard Case	Discount Date:	1/1/2024	Reserve Cat.:	ProvedProducing
Scenario:	TORCH0324	Discount Rate:	10.00%	Field:	GARDEN CITY, S.
				Operator:	MAVERICK OPERATING LLC
Cum Oil (Mbbl):	86.82			Reservoir:	WOLFCAMP
Cum Gas (BBcf):	12.64			Co., State:	STERLING, TX

Year	Gross Oil	Gross Gas	Net Oil	Net Gas	Oil Price	Gas Price	Oil Revenue	Gas Revenue	Misc. Revenue
Ending	(Mbbl)	(MMcf)	(Mbbl)	(MMcf)	($/bbl)	($/Mcf)	(M$)	(M$)	(M$)
12/2024	6.20	6.19	3.72	3.71	76.00	2.00	282.58	7.43	0.00
12/2025	5.10	5.27	3.06	3.16	76.00	2.00	232.53	6.33	0.00
12/2026	4.40	4.60	2.64	2.76	76.00	2.00	200.44	5.52	0.00
12/2027	3.89	4.08	2.34	2.45	76.00	2.00	177.55	4.90	0.00
12/2028	3.52	3.68	2.11	2.21	76.00	2.00	160.67	4.42	0.00
12/2029	3.22	3.33	1.93	2.00	76.00	2.00	146.60	4.00	0.00
12/2030	2.97	3.05	1.78	1.83	76.00	2.00	135.56	3.66	0.00
12/2031	2.77	2.82	1.66	1.69	76.00	2.00	126.39	3.38	0.00
12/2032	2.61	2.62	1.56	1.57	76.00	2.00	118.90	3.14	0.00
12/2033	2.44	2.44	1.47	1.46	76.00	2.00	111.45	2.93	0.00
12/2034	2.30	2.28	1.38	1.37	76.00	2.00	104.77	2.74	0.00
12/2035	2.16	2.15	1.30	1.29	76.00	2.00	98.49	2.58	0.00
12/2036	2.04	2.03	1.22	1.22	76.00	2.00	92.83	2.44	0.00
12/2037	1.91	1.92	1.14	1.15	76.00	2.00	87.02	2.31	0.00
12/2038	1.79	1.82	1.08	1.09	76.66	2.00	81.80	2.19	0.00
Rem.	22.50	25.55	13.50	15.33	76.66	2.00	1,025.80	30.66	0.00
Total	69.81	73.85	41.89	44.31	76.00	2.00	3,183.40	88.63	0.00
Ult	156.63	86.49

	Total	Net Tax	Net Tax	Net	Net	Net	Misc.	Net	Annual	Cum Disc.
Year	Wells	Production	Local	Investment	Fixed Costs	Well Costs	Costs	Profits	Cash Flow	Cash Flow
Ending		(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)
12/2024	1.00	13.56	6.91	0.00	14.40	0.00	0.00	0.00	255.14	242.81
12/2025	1.00	11.18	5.69	0.00	14.40	0.00	0.00	0.00	207.59	422.31
12/2026	1.00	9.64	4.91	0.00	14.40	0.00	0.00	0.00	177.01	561.44
12/2027	1.00	8.54	4.35	0.00	14.40	0.00	0.00	0.00	155.16	672.29
12/2028	1.00	7.73	3.93	0.00	14.40	0.00	0.00	0.00	139.03	762.57
12/2029	1.00	7.05	3.59	0.00	14.40	0.00	0.00	0.00	125.57	836.68
12/2030	1.00	6.51	3.32	0.00	14.40	0.00	0.00	0.00	115.00	898.38
12/2031	1.00	6.07	3.09	0.00	14.40	0.00	0.00	0.00	106.21	950.19
12/2032	1.00	5.71	2.91	0.00	14.40	0.00	0.00	0.00	99.03	994.10
12/2033	1.00	5.35	2.73	0.00	14.40	0.00	0.00	0.00	91.90	1,031.14
12/2034	1.00	5.03	2.56	0.00	14.40	0.00	0.00	0.00	85.52	1,062.48
12/2035	1.00	4.73	2.41	0.00	14.40	0.00	0.00	0.00	79.53	1,088.98
12/2036	1.00	4.46	2.27	0.00	14.40	0.00	0.00	0.00	74.15	1,111.43
12/2037	1.00	4.18	2.13	0.00	14.40	0.00	0.00	0.00	68.62	1,130.32
12/2038	1.00	3.93	2.00	0.00	14.40	0.00	0.00	0.00	63.66	1,146.26

Rem.		49.52	25.17	0.00	374.40	0.00	0.00	0.00	607.37	80.13
Total		153.17	77.97	0.00	590.40	0.00	0.00	0.00	2,450.48	1,226.39

				Abandonment Date:		1/1/2065		Present Worth Profile (M$)
Major Phase:		Oil		Working Int:		0.80000000		PW	9.00%:	1,288.74
Initial Rate:		578.27	bbl/month	Revenue Int:		0.60000000		PW	10.00%:	1,226.39
Abandonment:		29.02	bbl/month	Royalty Int:		0.00000000		PW	12.00%:	1,119.86
Initial Decline:		23.13	% year b=1.500	ROInvestment (disc/undisc):		- / -		PW	15.00%:	994.14
Beg Ratio:		0.97	Mcf/bbl	Years to Payout:		-		PW	20.00%	843.63
End Ratio:		1.35	Mcf/bbl	Internal ROR (%):		>1000%		PW	30.00%	659.80
								TRC Eco Detailed Page 2

Date: 3/13/2024 12:52:45 PM	ECONOMIC PROJECTION
		Report Date:	1/1/2024	Case:	FLYING -B- RANCH 4
Case Type:	Standard Case	Discount Date:	1/1/2024	Reserve Cat.:	ProvedProducing
Scenario:	TORCH0324	Discount Rate:	10.00%	Field:	GARDEN CITY, S.
				Operator:	MAVERICK OPERATING LLC
Cum Oil (Mbbl):	50.46			Reservoir:	WOLFCAMP
Cum Gas (BBcf):	3.79			Co., State:	TOM GREEN, TX

Year	Gross Oil	Gross Gas	Net Oil	Net Gas	Oil Price	Gas Price	Oil Revenue	Gas Revenue	Misc. Revenue
Ending	(Mbbl)	(MMcf)	(Mbbl)	(MMcf)	($/bbl)	($/Mcf)	(M$)	(M$)	(M$)
12/2024	7.20	0.45	4.32	0.27	76.00	2.00	328.38	0.54	0.00
12/2025	5.68	0.34	3.41	0.20	76.00	2.00	259.01	0.40	0.00
12/2026	4.70	0.28	2.82	0.17	76.00	2.00	214.33	0.33	0.00
12/2027	4.01	0.24	2.41	0.14	76.00	2.00	182.83	0.29	0.00
12/2028	3.50	0.21	2.10	0.13	76.00	2.00	159.81	0.25	0.00
12/2029	3.10	0.19	1.86	0.11	76.00	2.00	141.27	0.23	0.00
12/2030	2.78	0.17	1.67	0.10	76.00	2.00	126.87	0.21	0.00
12/2031	2.53	0.16	1.52	0.10	76.00	2.00	115.14	0.19	0.00
12/2032	2.32	0.15	1.39	0.09	76.00	2.00	105.67	0.18	0.00
12/2033	2.13	0.14	1.28	0.08	76.00	2.00	97.15	0.17	0.00
12/2034	1.98	0.13	1.19	0.08	76.00	2.00	90.12	0.16	0.00
12/2035	1.84	0.13	1.11	0.08	76.00	2.00	84.04	0.15	0.00
12/2036	1.73	0.12	1.04	0.07	76.00	2.00	78.94	0.14	0.00
12/2037	1.62	0.11	0.97	0.07	76.00	2.00	73.97	0.14	0.00
12/2038	1.52	0.11	0.91	0.06	76.66	2.00	69.54	0.13	0.00
Rem.	12.76	0.37	7.65	0.22	76.66	2.00	581.71	0.45	0.00
Total	59.40	3.29	35.64	1.97	76.00	2.00	2,708.79	3.95	0.00
Ult	109.86	7.08

	Total	Net Tax	Net Tax	Net	Net	Net	Misc.	Net	Annual	Cum Disc.
Year	Wells	Production	Local	Investment	Fixed Costs	Well Costs	Costs	Profits	Cash Flow	Cash Flow
Ending		(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)
12/2024	1.00	15.15	7.84	0.00	14.40	0.00	0.00	0.00	291.52	277.53
12/2025	1.00	11.95	6.19	0.00	14.40	0.00	0.00	0.00	226.88	473.78
12/2026	1.00	9.89	5.12	0.00	14.40	0.00	0.00	0.00	185.26	619.43
12/2027	1.00	8.43	4.37	0.00	14.40	0.00	0.00	0.00	155.91	730.85
12/2028	1.00	7.37	3.82	0.00	14.40	0.00	0.00	0.00	134.48	818.20
12/2029	1.00	6.52	3.37	0.00	14.40	0.00	0.00	0.00	117.20	887.39
12/2030	1.00	5.85	3.03	0.00	14.40	0.00	0.00	0.00	103.79	943.10
12/2031	1.00	5.31	2.75	0.00	14.40	0.00	0.00	0.00	92.87	988.41
12/2032	1.00	4.88	2.52	0.00	14.40	0.00	0.00	0.00	84.05	1,025.69
12/2033	1.00	4.48	2.32	0.00	14.40	0.00	0.00	0.00	76.12	1,056.37
12/2034	1.00	4.16	2.15	0.00	14.40	0.00	0.00	0.00	69.57	1,081.87
12/2035	1.00	3.88	2.01	0.00	14.40	0.00	0.00	0.00	63.91	1,103.16
12/2036	1.00	3.64	1.89	0.00	14.40	0.00	0.00	0.00	59.16	1,121.08
12/2037	1.00	3.41	1.77	0.00	14.40	0.00	0.00	0.00	54.52	1,136.09
12/2038	1.00	3.21	1.66	0.00	14.40	0.00	0.00	0.00	50.39	1,148.70

Rem.		26.80	13.88	0.00	374.40	0.00	0.00	0.00	363.87	56.63
Total		124.95	64.69	0.00	590.40	0.00	0.00	0.00	2,129.49	1,205.33

				Abandonment Date:		1/1/2065		Present Worth Profile (M$)
Major Phase:		Oil		Working Int:		0.80000000		PW	9.00%:	1,257.77
Initial Rate:		685.18	bbl/month	Revenue Int:		0.60000000		PW	10.00%:	1,205.33
Abandonment:		0.00	bl/month	Royalty Int:		0.00000000		PW	12.00%:	1,114.18
Initial Decline:		25.98	% year b=1.000	ROInvestment (disc/undisc):		- / -		PW	15.00%:	1,003.96
Beg Ratio:		0.06	Mcf/bbl	Years to Payout:		-		PW	20.00%	868.07
End Ratio:		0.00	Mcf/bbl	Internal ROR (%):		>1000%		PW	30.00%	695.76
								TRC Eco Detailed Page 3

Case Name: FLYING B RANCH 3H
Operator: MAVERICK OPERATING LLC
Case Major Phase: Oil

Field: GARDEN CITY, S.
County, State: STERLING, TX
Value M$ (Disc): M$ 1,226.39

RptDate: 1/1/2024
Gas (Mcf/mo)
Oil (bbl/mo)
Water (bbl/mo)
10,000
1,000
100
10
1,000
100
10
1
14
16
18
20
22
24
26
28
30
32
34
36
38
40
42

	Gas		Oil		Water
Qi (RptDate) =	561.032	Mcf/month	578.274	bbl/month	666.740	bbl/month
Qf(ECL) =	39.068	Mcf/month	29.020	bbl/month	52.995	bbl/month
Decline =	16.917%		23.133%		18.713%
b =	1.000		1.500		1.500
Proj. Cum =	12.637	MMcf	86.823	Mbbl	235.906	Mbbl
Reserves =	73.851	MMcf	69.811	Mbbl	94.870	Mbbl
Ult.=	86.489	MMcf	156.635	Mbbl	330.776	Mbbl

Abandonment Date : 1/1/2065             Life: 41.00 Years

TRC Graphs Only Page 1

Case Name: FLYING -B- RANCH 4
Operator: MAVERICK OPERATING LLC
Case Major Phase: Oil

Field: GARDEN CITY, S.
County, State: TOM GREEN, TX
Value M$ (Disc): M$ 1,205.33

RptDate: 1/1/2024
Gas (Mcf/mo)
Oil (bbl/mo)
Water (bbl/mo)
1,000
100
10
1
14
16
18
20
22
24
26
28
30
32
34
36
38
40
42

	Gas		Oil		Water
Qi (RptDate) =	44.526	Mcf/month	685.181	bbl/month	3,801.557	bbl/month
Qf(ECL) =	0.000	Mcf/month	0.000	bbl/month	634.394	bbl/month
Decline =	36.429%		25.980%		21.835%
b =	1.500		1.000		2.000
Proj. Cum =	3.787	MMcf	50.461	Mbbl	161.331	Mbbl
Reserves =	3.290	MMcf	59.403	Mbbl	478.058	Mbbl
Ult.=	7.077	MMcf	109.864	Mbbl	639.390	Mbbl

Abandonment Date : 5/1/2051        Life: 27.33 Years

TRC Graphs Only Page 2

AmieI David AmieI David is a Registered Petroleum Engineer in the State of Texas, having license# 50970. Amiel is the owner of Pelech Enterprises, Inc having a Firm Registration number F-15360. Amiel has been practicing petroleum engineering since his college graduation and as a Professional Registered Engineer since 1982. His consulting practice covers all major basins in the US and Canada. He also performed evaluations on assets outside North America. Amiel graduated from the U of Tulsa with a BS in Petroleum Engineering, from the U of Pennsylvania with a MSE in Chemical Engineering, from Stanford U with a PhD in Petroleum Engineering, and an MBA from the U of Pittsburgh. Amiel is a member of the Society of Petroleum Engineers and The Society of Petroleum Evaluation Engineers. He has authored over twenty papers on subjects related to his profession.